SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2004 (May 6, 2004)

IASIS HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-94521	76-0450619

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Dover Centre 117 Seaboard Lane, Building E Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
INDEX TO EXHIBITS
Ex-99.1 Press Release

Item 5. Other Events and Required FD Disclosure.

     On May 6, 2004, IASIS Healthcare Corporation announced that it commenced a cash tender offer and consent solicitation for any and all of its $230,000,000 aggregate principal amount of 13% Senior Subordinated Notes due 2009 (CUSIP No. 450725AB2 and ISIN US450725AB24) and its $100,000,000 aggregate principal amount of 8-1/2% Senior Subordinated Notes due 2009 (CUSIP No. 450725AD8 and ISIN US450725AD89). A copy of the press release, dated May 6, 2004, announcing the commencement of such tender offer is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 6, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION

	By:	/s/ W. Carl Whitmer W. Carl Whitmer Chief Financial Officer

Date: May 7, 2004

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated May 6, 2004

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